Exhibit 10.6

DATED DECEMBER 21, 2012

ALAMO ENERGY CORP.

and

NORTHDOWN ENERGY LIMITED

and

AIMWELL ENERGY LIMITED

_____________________________________________

AGREEMENT FOR THE TRANSFER OF OPERATORSHIP OF UNITED KINGDOM PETROLEUM EXPLORATION AND DEVELOPMENT LICENCE PEDL 245
_____________________________________________

THIS AGREEMENT is made the 21st day of December 2012

BETWEEN

(1)	ALAMO ENERGY CORP., a company registered in Nevada (registered number CIK#: 0001360334 ) with a mailing address of 10575 Katy Freeway, Suite 300, Houston, Texas, 77024, USA (“Alamo”);

(2)	NORTHDOWN ENERGY LIMITED, a company registered in England (company number 07768741) whose registered office is at Oldfield House, Oldfield Road, London, England, SW19 4SD (“Northdown”); and

(3)	AIMWELL ENERGY LIMITED, a company registered in England (company number 05822509) whose registered office is at 10 Rosebery Avenue, Harpenden, Herts, AL5 2QP (“Aimwell”).

each being hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)
The Parties and others are the present parties to the Joint Operating Agreement for UK Onshore Petroleum Exploration and Development Licence No. PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th November, 2011 (“the “Operating Agreement”) and are licensees of Petroleum Exploration and Development Licence PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th October, 2008 (the “Licence”);

(B)	The Parties have agreed that Alamo will resign as Operator under the Operating Agreement and the Licence and that Northdown will assume the operatorship in place thereof; and

(C)	The Secretary of State for Energy and Climate Change has approved and given all necessary consents to the transfer of operatorship effected by this agreement in an email dated 29th November, 2012.

NOW IT IS HEREBY AGREED as follows:

1.
On and with effect from the date hereof, Alamo shall resign and cease to be Operator under the JOA and the Licence and Northdown shall assume and be appointed as the Operator under the JOA and the Licence in place of Alamo and shall conduct the duties and functions of Operator under the JOA and Licence as set out in the Operating Agreement (the “Transfer of Operatorship”).

2.
The requirement for written notice from the resigning Operator under Clause 5 .2 of the Operating Agreement and any other formalities required pursuant to the Operating Agreement to allow the Transfer of Operatorship  effected pursuant to this Agreement are hereby waived and notwithstanding anything to the contrary in the Operating Agreement, the provisions of Clause 1 above shall have effect.

3.	In connection with the Transfer of Operatorship, subject to the provisions of Clause 6 hereof and the terms of the Operating Agreement, on and with effect from the date hereof:

(i)
Northdown hereby undertakes with each other Party to assume, observe, perform, discharge and be bound by all liabilities and obligations of Alamo as Operator under the JOA and the Licence (except any such liabilities and obligations arising from its Wilful Misconduct (as defined in the JOA)) arising on or after the date hereof in place of Alamo; and

(ii)
Each Party hereby releases and discharges Alamo from the observance, performance and discharge of each of the liabilities and obligations of Alamo as Operator under the JOA and the Licence (except any such liabilities and obligations arising from its Wilful Misconduct (as defined in the JOA)) to the extent they are assumed by Northdown pursuant to Clause 3 (i) above and each Party hereby accepts the assumption, observance, performance and discharge of such liabilities and obligations by Northdown in place thereof and agrees that Northdown shall have the benefits and rights attributable to being Operator under the JOA and the Licence (including such rights and benefits pursuant to any contracts entered into by Alamo in its capacity as Operator under the JOA and the Licence) in place of Alamo.

4.
The Transfer of Operatorship and the provisions of Clause 3 above (including without limitation, Northdown’s assumption, observance, performance and discharge of such liabilities and obligations by Northdown of Alamo as Operator under the JOA and Licence in place of Alamo) shall be without prejudice to any liabilities, obligations, or benefits of Alamo as Operator under the JOA and the Licence that have accrued prior to the date hereof (whether actual, accrued, contingent or otherwise) and for which the terms of the Operating Agreement, shall continue to apply as if Alamo were still Operator.

5.	Alamo shall do all such things and execute all such documents as may be necessary to give full and complete effect to the Transfer of Operatorship.

6.
This Agreement shall be treated as constituting all actions, confirmations, consents, agreements, formalities and undertakings required under the Operating Agreement by any of the Parties in relation to the Transfer of Operatorship.

7.	The Parties confirm that no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party hereto.

8.	This Agreement shall be governed by and construed in accordance with English law and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the English courts.

9.
This Agreement may be executed in any number of counterparts to the same effect as if the executions on the counterparts were on a single text of this Agreement and it is hereby declared that this Agreement shall not come into force and effect until a counterpart has been executed and delivered by each Party. A Party shall be entitled to rely on a copy of this Deed of Assignment signed by the other Parties and delivered to it by facsimile transmission or electronic means (including e-mail) until the delivery to it of an original of this Agreement containing the original signature of the other Parties.

IN WITNESS WHEREOF this Agreement has been duly executed by the duly authorised representatives of the Parties on the date first above written.

/s/ Allan Millmaker
Signed for and on behalf of ALAMO ENERGY CORP.

/s/ R. J. P. Ross
Signed for and on behalf of NORTHDOWN ENERGY LIMITED

/s/ Michael Rose
Signed for and on behalf of AIMWELL ENERGY LIMITED